                                  EXHIBIT 21
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                  SUBSIDIARIES OF DRUMMOND FINANCIAL CORPORATION

                                                           SHAREHOLDING
                                     JURISDICTION        AT JUNE 30, 2002
NAME OF SUBSIDIARY                 OF INCORPORATION          (DIRECT)
------------------                 ----------------      ----------------
CVD Financial Corporation          Washington                  100%
CVD Financial Corporation          British Columbia            100%
Drummond Financial (B.C.) Ltd.     British Columbia            100%